Exhibit 4.7

CONSENT AND AMENDMENT LETTER

To:                           Grindrod Shipping Pte. Ltd

200 Cantonment Road

#03-01, Southpoint

Singapore 089763

Attn:

IVS Bulk Owning Pte. Ltd.,

200 Cantonment Road

#03-01, Southpoint

Singapore 089763

Attn:

IVS Bulk Carriers Pte. Ltd.,

200 Cantonment Road

#03-01, Southpoint

Singapore 089763

Attn:

and

IVS Bulk 603 Pte. Ltd.,

200 Cantonment Road

#03-01, Southpoint

Singapore 089763

Attn:

30th November 2012

Dear Sirs

1                                      Background.  We refer to a loan agreement dated 26 August 2010 (as supplemented by a supplemental agreement dated 13 December 2011 as so amended, and as may be further amended and/or supplemented from time to time, the “Loan Agreement) made between (i) Grindrod Shipping Pte. Ltd. (formerly named Island View Shipping International Pte. Ltd) as borrower (the “Borrower”) (ii) the banks and financial institutions listed in Part A of Schedule 1 of the Loan Agreement as lenders (the “Lenders”), (iii) the banks and financial institutions listed in Part B of Schedule 1 of the Loan Agreement as swap banks (the “Swap Banks”), (iv) Standard Chartered Bank (Hong Kong) Limited as agent (the “Agent”) and (iv) Standard Chartered Bank (Hong Kong) Limited as security trustee (the “Security Trustee”) in relation to a loan facility of up to an aggregate of US$50,000,000.

2                                      Definition of terms.  Save as otherwise defined in this Letter, terms defined in the Loan Agreement shall have the same meanings in this Letter.

3                                      Definitions.  In this Letter, unless the contrary intention appears:

“Effective Date” means the date on which the Agent confirms to the Borrower that it has received the original of this Letter duly executed by all of the parties thereto.

4                                      Agreement of Creditor Parties. We refer to clause 27 (Variations and Waivers) of the Loan Agreement.  The Creditor Parties agree, at the request of the Borrower, subject to the terms and conditions of this Letter to:

(a)                              vary the minimum required security cover for the Loan;

(b)                              various increases in the Borrower’s share capital; and

(c)                              the amendments to the Loan Agreement, the Finance Documents and the Master Agreement as set out in Clauses 5, 6 and 7 below, together with all consequential amendments to the Loan Agreement, Finance Documents and Master Agreement that may arise as a result of such amendments.

5                                      Amendments to Loan Agreement.  It is hereby agreed that with effect from and on the Effective Date, the Loan Agreement shall be deemed to be amended as follows:

(a)                              the following new definition shall be inserted in alphabetical order in clause 1.1 (Definitions) of the Loan Agreement and all references throughout the Finance Documents shall be construed accordingly:

“Additional Share Issue Date” means each date (other than the First Share Issue Date and the Second Share Issue Date) notified by the Borrower to the Agent (pursuant to clause 10.3 (iv)) on which its share capital is to be increased.”

(b)                              the definition of “Finance Documents” in clause 1.1 (Definitions) of the Loan Agreement shall be deleted in its entirety and replaced with the following definition:

“Finance Documents” means:

(a)                               this Agreement;

(b)                              the Agency and Trust Deed;

(c)                               the Owner Guarantees;

(d)                              the Mortgages;

(e)                               the Deeds of Covenant;

(f)                                the General Assignments;

(g)                               the Account Security Deeds;

(h)                              the Supplemental Agreement;

(i)                                  the Shares Pledges;

(j)                                  the Fee Letters;

(k)                              the Manager Undertakings;

(l)                                  Approved Commercial Manager’s Side Letter;

(m)                          the Supplemental Letter; and

(n)                              any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition or as otherwise acknowledged by the Borrower as a document that falls within this definition.

(c)                              the following new definition shall be inserted in alphabetical order in clause 1.1 (Definitions) of the Loan Agreement and all references throughout the Finance Documents wherever it appears shall be construed accordingly:

“First Share Issue Date” means the date on which 2 (two) additional shares in the Borrower is issued to Grindrod Shipping for an amount of US$221,075,966.00.”

(d)                              the following new definition shall be inserted in alphabetical order in clause 1.1 (Definitions) of the Loan Agreement and all references throughout the Finance Documents wherever it appears shall be construed accordingly:

“Second Share Issue Date” means the date by which 3 (three) additional shares in the Borrower have been issued to Grindrod Shipping for an amount of US$68,494,690.”

(e)                              the definition of “Share Issue Date” in clause 1.1 (Definitions) of the Loan Agreement shall be deleted in its entirety.

(f)                                 the following new definition shall be inserted in alphabetical order in clause 1.1 (Definitions) of the Loan Agreement and all references throughout the Finance Documents wherever it appears shall be construed accordingly:

“Supplemental Letter”  means the supplemental letter dated 30th November 2012 entered into by the parties to this Agreement and each Owner in relation to the Creditor Parties’ consent to the amendment to the minimum required security cover for the Loan.

(g)                              clause 10.3 (Share capital and ownership) shall be deleted in its entirety and replaced with the following:

“10.3               Share Capital and Ownership.  It has:

(i)                                   up to an excluding the First Share Issue Date, a share capital of US$108,028,520.71 divided into 101,002 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest;

(ii)                                on and from the First Share Issue Date, a share capital of US$329,104,486.71  divided into 101,004 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest;

(iii)                             on and from the Second Share Issue Date, a share capital of US$397,599,176.71 divided into 101,007 registered shares all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of all Security Interests; and

(iv)                           on and from any other Additional Share Issue Date a share capital greater than that referred to in paragraph (iii) above provided that in each case the Borrower shall provide the Agent with 5 Business Days’ notice of such increase and in each case, all such shares have been or will be issued in registered form and fully paid to the respective shareholder, free from any Security Interest.”

(h)                              clause 11.21 (Evidence of change in share capital) shall be deleted in its entirety and replaced with the following:

“Evidence of change of share capital.  The Borrower shall:

(i)                                   if the First Share Issue Date falls after 23 December 2011, provide the Agent with documentary evidence that the Borrower has a share capital of US$329,104,486.71 divided into 101,004 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest;

(ii)                                on or before 30th November 2012, provide the Agent with documentary evidence that the Borrower has a share capital of US$397,599,176.71 divided into 101,007 registered shares of all of which shares have been issued in registered form and fully paid to, and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest; and

(iii)                             within 10 days any Additional Share Issue Date, provide the Agent with documentary evidence of the Borrower’s share capital, together with evidence that the shares have been issued in registered form and fully paid to and are legally and beneficially owned by and registered in the name of Grindrod Shipping free of any Security Interest.”

(i)                                   clause 11.20 (Valuation of Ship) shall be deleted in its entirety;

(j)                                   the figure “154” in the final line of clause 15.1 (Minimum required security cover) shall be deleted and replaced with the figure “125”; and

(k)                              the following new clause 15.1(c) shall be inserted:

“The Borrower shall provide (at its own cost) the valuation of each Ship which is required to determine its Fair Market Value pursuant to Clause 15.5 as at 30 September of each year and as at the end of each calendar quarter thereafter throughout the Security Period within 5 Business days of each calendar quarter.”

6                                      Amendments to Finance Documents.  It is hereby agreed that with effect from and on the Effective Date, each Finance Document other than the Loan Agreement shall be deemed to be amended as follows:

(a)                              such that all references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to such Finance Documents as amended and supplemented by this Letter; and

(b)                              the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, any of the other Finance Documents and the Master Agreement shall be construed as if the same referred to the Loan Agreement, those Finance Documents and the Master Agreement as amended and supplemented by this Letter.

7                                      Amendments to Master Agreement.  It is hereby agreed that with effect from and on the Effective Date, the Master Agreement shall be deemed to be amended as follows:

(a)                              all references throughout the Master Agreement to “this Agreement”, “this Deed”, “hereunder” and other like expressions shall be construed as if the same referred to the Master Agreement as amended and supplemented by this Letter; and

(b)                              the definition of, and references throughout the Master Agreement to Finance Documents shall be construed as if the same referred to those Finance Documents as amended and supplemented by this Letter.

8                                      Repetition of representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 (Representations and Warranties) of the Loan Agreement, as updated with appropriate modifications to refer to this Letter, remain true and not misleading if repeated on the date of this Letter with reference to the circumstances now existing.

9                                      Repetition of Finance Document representations and warranties.  The Borrower and each Owner represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents and the Master Agreement to which it is a party, as amended and supplemented by this Letter and updated with appropriate modifications to refer to this Letter, remain true and not misleading if repeated on the date of this Letter with reference to the circumstances now existing.

10                              Continuing Obligations under Finance Documents. The Loan Agreement and the other Finance Documents and the Master Agreement shall remain in full force and effect as amended and supplemented by:

(a)                              the amendments referred to in Clauses 5, 6 and 7 above; and

(b)                              such further or consequential modifications as may be necessary to give full effect  to the terms of this letter:

11                              Existing Rights.  All of the parties to this Letter hereby confirm that neither the execution of this Letter nor the performance of the obligations hereunder nor the amendments to the Finance Documents or the Master Agreement set out herein shall be deemed to affect in any way any existing right of any Creditor Party under the Finance Documents or the Master Agreement, any of the Security Interests constituted and granted to each of them thereunder or under the laws of any Pertinent Jurisdiction.

12                              Expenses.  The provisions of clause 20.3 (Costs of variations, amendments, enforcement etc.) of the Loan Agreement (as amended and supplemented by this Letter) shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications.

13                              Further Assurances. The Borrower shall, at the request of the Lender and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments made or to be made pursuant to this letter.

14                              Counterparts. This Letter may be executed in any number of counterparts and on separate counterparts, each of which when executed shall constitute an original, but all counterparts together shall together constitute one and the same instrument.

15                                Third Party Rights.  A person who is not a party to this letter cannot enforce or enjoy the benefit of any term of this letter under the Contracts (Rights of Third Parties) Act 1999.

16                                Law and Jurisdiction.  The provisions of Clause 30 (Law and Jurisdiction) of the Loan Agreement as amended and supplemented by this Letter shall apply to this letter as if set out in full herein save that references to “this Agreement” shall be construed as references to this Letter.

17                                Construction of letter.  This Letter shall supplement and shall be construed as forming part of the Loan Agreement and as such is deemed to be a Finance Document as defined in the Loan Agreement.

This letter has been duly executed and delivered as a Deed on the date stated at the beginning of this letter.

EXECUTED and DELIVERED	)
as a DEED by	)
STANDARD CHARTERED BANK (HONG KONG) LIMITED	) /s/ Barry Wong
as Agent and Security Trustee	)
acting by	)
such execution being witnessed by:	)

EXECUTED and DELIVERED	)
as a DEED by	)
STANDARD CHARTERED BANK	) /s/ Simon Perkins
as Lender	)
acting by	)
such execution being witnessed by:	)

EXECUTED and DELIVERED	)
as a DEED by	)
STANDARD CHARTERED BANK	) /s/ Simon Perkins
as Swap Bank	)
acting by	)
such execution being witnessed by:	)

Acknowledged and agreed:

BORROWER

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
GRINDROD SHIPPING PTE. LTD.	) /s/ Hugh William Scheffer
(formerly known as Island View Shipping	)
International Pte. Ltd.) acting by	)
such execution being witnessed by:	)

THE OWNERS

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
IVS BULK OWNING PTE. LTD.	) /s/ Hugh William Scheffer
acting by	)
such execution being witnessed by:	)

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
IVS BULK CARRIERS PTE. LTD.	) /s/ Hugh William Scheffer
acting by	)
such execution being witnessed by:	)

SIGNED, SEALED, EXECUTED and	)
DELIVERED as a DEED by	)
IVS BULK 603 PTE. LTD.	) /s/ Hugh William Scheffer
acting by	)
such execution being witnessed by:	)